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                                                                    EXHIBIT 99.1

[IES LOGO]                        NEWS RELEASE

                                  Contacts: David A. Miller, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

FOR IMMEDIATE RELEASE                       Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
                                            DRG&E
                                            713-529-6600


INTEGRATED ELECTRICAL SERVICES ANNOUNCES
PRIVATE PLACEMENT OF ADDITIONAL $14 MILLION OF
SENIOR CONVERTIBLE NOTES

      HOUSTON -- FEBRUARY 24, 2005 -- Integrated Electrical Services, Inc. (NYSE: IES), today announced that the investors holding the $36 million aggregate principal amount of its 6.5% Senior Convertible Notes due 2014 have exercised their option to purchase the maximum aggregate amount of $14 million in additional notes. These notes and the option were previously discussed in a press release on November 22, 2004. This second private placement closed on February 24, 2005. Investors in the notes agreed to a purchase price equal to 100% of the principal amount of the notes.

      The notes will have the same terms as the $36 million previously issued, including:

            o Payment of interest semi-annually in arrears at an annual rate of 6.5%

            o     A stated maturity of November 1, 2014

            o     Constitute senior unsecured obligations of IES

            o Guaranteed on a senior unsecured basis by IES' significant domestic subsidiaries

            o Convertible at the option of the holder under certain circumstances into shares of IES' common stock at an initial conversion price of $3.25 per share, subject to adjustment

      Roddy Allen, IES' CEO, stated, "We are very pleased to announce this additional investment in IES with the approval of our shareholders and appreciate the support evidenced by this additional investment. The proceeds from this placement were used to reduce our bank debt, completely paying down the last of our term loan which originally totaled $50 million."

      The notes, the guarantees and the shares of common stock issuable upon conversion of the notes to be offered have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and, unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject


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to, the registration requirements of the Securities Act and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

         Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.



This Press Release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company's accounting systems that have been identified to the Company by its independent auditors, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with our surety bonding company to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, business disruptions and costs associated with the ongoing SEC formal investigation, class action litigation and shareholder derivative action, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2004.

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